Exhibit 99.1

Fortune Brands Reports First Quarter Sales and EPS Growth; Maintains Annual EPS Outlook

Highlights from continuing operations:

  Q1 2019 sales increased 6 percent year-over-year to $1.3 billion
  Q1 2019 EPS $0.60; EPS before charges/gains increased 13 percent to $0.63, and were on plan
  Company maintains full-year 2019 EPS outlook before charges/gains of $3.53 - $3.77 on sales growth of 6 – 7.5 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--April 24, 2019--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced first quarter 2019 results.

“In the first quarter our performance was on plan, and housing market growth in the U.S. and Canada started the year out slowly, as expected,” said Chris Klein, chief executive officer, Fortune Brands. “Our teams executed well despite the softer backdrop, and recently we have seen some signs of improving demand. Overall we are tracking to our plan built around a more conservative market—with a soft first half start, and modest growth overall for the year,” said Klein. “Given improving fundamentals, we continue to expect a modest acceleration in growth in the second half of 2019.”

First Quarter 2019

For the first quarter of 2019, sales were $1.3 billion, an increase of 6 percent over the first quarter of 2018. Earnings per share were $0.60, compared to $0.49 in the prior-year quarter. EPS before charges/gains were $0.63, compared to $0.56 the same quarter last year. Operating income was $135.6 million, compared to $119.4 million in the prior-year quarter. Operating income before charges/gains was $142.0 million, compared to $124.3 million the same quarter last year, up 14 percent.

“Each of our businesses performed well, and consistent with our plans in the first quarter. Our plumbing business achieved its plan on sales and margin, and our cabinet pivot is showing visible signs of progress as sales grew 3 percent and margins increased 350 basis points,” Klein said. “Although much work remains ahead and the overall market is likely to remain soft through the first half, I am very pleased with the start to the year in cabinets and our other business segments.”

For each segment in the first quarter of 2019, compared to the prior-year quarter:

  Plumbing sales increased 2 percent and overcame a strong prior year comparison, when sales increased 19 percent. Excluding FX, sales increased 3.5 percent. Operating margin before charges/gains was 19.7 percent.
  Cabinet sales increased 3 percent versus the prior year led by growing sales of value products in homecenter, dealer and builder direct. Segment operating margin before charges/gains increased 350 basis points to 7.8 percent.
  Doors & Security sales were up 20 percent, or 5 percent excluding the recent Fiberon acquisition. Security products continued to improve in the quarter, with modest sales growth and margin improvement. Segment operating margin before charges/gains was 8.8 percent.

The Company announced 2019 year-to-date share repurchases of approximately $50 million for approximately 1.1 million shares, with $364 million remaining on the current share repurchase authorization. “Cash was $281 million and net debt to EBITDA was 2.5 times at the end of the quarter, and we added to our financial flexibility by extending the maturity date on our term loan to March 2020 at an amount of $350 million. With continued solid operating performance, we have substantial flexibility to create incremental shareholder value through acquisitions and share repurchases,” said Patrick Hallinan, chief financial officer, Fortune Brands.

Annual Outlook for 2019

The Company’s 2019 annual outlook continues to be based on a U.S. home products market growth assumption of 2 to 4 percent and an assumption of 2 to 4 percent growth for the total global market. The Company expects full-year 2019 sales growth in the range of 6 to 7.5 percent.

The Company maintained its outlook for EPS before charges/gains to be in the range of $3.53 to $3.77, which compares to 2018 EPS before charges/gains from continuing operations of $3.34.

The Company also continues to expect free cash flow of $500 million for the full year 2019.

“We are off to a good start to the year in a market that started slowly, as expected. Given housing market volatility over the past few quarters, we are managing the business tightly and remain prepared to take additional actions if the market grows more slowly than we currently expect. However, the fundamentals that drive housing and R&R demand are improving and setting up a better second half. Our teams are performing well and delivering on our plans,” said Klein. “We also remain focused on driving incremental shareholder value, and continue to evaluate a pipeline of potential acquisitions as well as additional opportunities to repurchase our shares at attractive prices, while de-levering naturally over time.”

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that fulfill the dreams of homeowners and help people feel more secure. The Company's operating segments are Plumbing, Cabinets, and Doors & Security. Its trusted brands include Moen, Perrin & Rowe, Riobel, Rohl, Shaws and Victoria + Albert under the Global Plumbing Group (GPG); more than a dozen core brands under MasterBrand Cabinets; Therma-Tru entry door systems, Fiberon composite decking and Master Lock and SentrySafe security products in the Doors & Security segment. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our brands and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “positioned,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, organic sales, operating margin before charges/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended March 31,
	2019	2018	% Change
Net Sales (GAAP)
Cabinets	$573.0	$557.2	3
Plumbing	458.6	449.7	2
Doors & Security (f)	296.3	247.7	20
Total Net Sales	$1,327.9	$1,254.6	6

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended March 31,				Three Months Ended March 31,
Operating Income (loss) Before Charges/Gains (a)	2019	2018	% Change	Operating Income (loss)	2019	2018	% Change
Cabinets	$44.6	$24.2	84	Cabinets	$43.2	$24.1	79
Plumbing	90.5	92.4	(2)	Plumbing	89.2	88.4	1
Doors & Security (f)	26.1	29.0	(10)	Doors & Security (f)	22.4	28.2	(21)
Corporate Expenses	(19.2)	(21.3)	10	Corporate Expenses	(19.2)	(21.3)	10

Total Operating Income Before Charges/Gains	$142.0	$124.3	14	Total Operating Income (GAAP)	$135.6	$119.4	14

Earnings Per Share Before Charges/Gains (b)				Diluted EPS from Continuing Operations (GAAP)
Diluted - Continuing Operations	$0.63	$0.56	13	Diluted EPS - Continuing Operations	$0.60	$0.49	22

EBITDA Before Charges/Gains (c)	$179.7	$160.6	12	Income from Continuing Operations, net of tax	$84.5	$75.1	13

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page
(f) For definitions of GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	March 31,	December 31,
	2019	2018

Assets
Current assets
Cash and cash equivalents	$281.2	$262.9
Accounts receivable, net	650.1	571.7
Inventories	737.9	678.9
Other current assets	178.8	172.6
Total current assets	1,848.0	1,686.1

Property, plant and equipment, net	806.3	813.4
Goodwill	2,084.0	2,080.3
Other intangible assets, net of accumulated amortization	1,239.7	1,246.8
Other assets	311.2	138.0
Total assets	$6,289.2	$5,964.6

Liabilities and Equity
Current liabilities
Short-term debt	$350.0	$525.0
Accounts payable	442.0	459.0
Other current liabilities	446.8	508.1
Total current liabilities	1,238.8	1,492.1

Long-term debt	2,169.7	1,809.0
Deferred income taxes	161.7	162.6
Other non-current liabilities	471.9	320.9
Total liabilities	4,042.1	3,784.6

Stockholders' equity	2,245.5	2,178.2
Noncontrolling interests	1.6	1.8
Total equity	2,247.1	2,180.0
Total liabilities and equity	$6,289.2	$5,964.6

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Operating Activities
Net income	$84.5	$74.9
Depreciation and amortization	37.8	33.5
Non-cash rent expense	8.7	-
Deferred taxes	(2.0)	(9.2)
Asset impairment charges	1.7	-
Other noncash items	7.0	13.3
Changes in assets and liabilities, net	(227.4)	(164.4)
Net cash used by operating activities	$(89.7)	$(51.9)

Investing Activities
Capital expenditures	$(27.2)	$(37.6)
Proceeds from the sale of assets	1.9	0.7
Cost of acquisitions, net of cash	-	(5.8)
Net cash used by investing activities	$(25.3)	$(42.7)

Financing Activities
Increase in debt, net	$185.0	$380.0
Proceeds from the exercise of stock options	2.9	3.2
Treasury stock purchases	(18.0)	(325.2)
Dividends to stockholders	(31.0)	(29.6)
All other	(9.5)	(12.2)
Net cash provided by financing activities	$129.4	$16.2

Effect of foreign exchange rate changes on cash	3.8	(0.2)

Net increase (decrease) in cash and cash equivalents	$18.2	$(78.6)
Cash, cash equivalents and restricted cash* at beginning of period	270.7	323.0
Cash, cash equivalents and restricted cash* at end of period	$288.9	$244.4

FREE CASH FLOW	Three Months Ended March 31,		2019 Full Year
	2019	2018	Approximation

Free Cash Flow**	$(112.1)	$(85.6)	$500.0
Add:
Capital expenditures	27.2	37.6	135.0 - 145.0
Less:
Proceeds from the sale of assets	1.9	0.7	2.0
Proceeds from the exercise of stock options	2.9	3.2	3.0 - 5.0
Cash Flow From Operations (GAAP)	$(89.7)	$(51.9)	$630.0 - 638.0

*Restricted cash of $7.7 million is included in other assets as of March 31, 2019 within our Condensed Consolidated Balance Sheet. There was no restricted cash as of March 31, 2018.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment, and the proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018	% Change

Net Sales	$1,327.9	$1,254.6	6

Cost of products sold	869.1	815.0	7

Selling, general
and administrative expenses	312.0	311.2	-

Amortization of intangible assets	10.0	8.2	22

Restructuring charges	1.2	0.8	50

Operating Income	135.6	119.4	14

Interest expense	23.7	14.7	61

Other income, net	(1.2)	(2.8)	57

Income from continuing operations before income taxes	113.1	107.5	5

Income taxes	28.6	32.4	(12)

Income from continuing operations, net of tax	$84.5	$75.1	13

Loss from discontinued operations, net of tax	-	(0.2)	100

Net income	$84.5	$74.9	13

Less: Noncontrolling interests	(0.2)	(0.1)	(100)

Net income attributable to
Fortune Brands Home & Security	$84.7	$75.0	13

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.60	$0.49	22

Diluted Average Shares Outstanding	141.9	152.1	(7)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended March 31, 2019, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $6.4 million ($4.7 million after tax or $0.03 per diluted share) of restructuring and other charges and the benefit from a tax item of $0.5 million.

For the three months ended March 31, 2018, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $4.9 million ($4.5 million after tax or $0.03 per diluted share) of restructuring and other charges and a net charge related to the Tax Cuts and Jobs Act of 2017 of $5.4 million ($0.04 per diluted share).

	Three Months Ended March 31,
	2019	2018	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains - Continuing Operations (b)	$0.63	$0.56	13

Restructuring and other charges	(0.03)	(0.03)	-
Tax items	-	(0.04)	100

Diluted EPS - Continuing Operations	$0.60	$0.49	22

RECONCILIATION OF FULL YEAR 2019 EARNINGS GUIDANCE TO GAAP

The Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $3.53 to $3.77 per share. For the full year, on a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $3.45 to $3.69 per share and including the full year impact of previously announced restructuring actions. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains. In addition, the Company's GAAP EPS range assumes the Company incurs no gains or losses associated with its defined benefit plans during 2019.

(b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO INCOME FROM CONTINUING OPERATIONS

	Three Months Ended March 31,
	2019	2018	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$179.7	$160.6	12

Depreciation*	$(26.5)	$(25.3)	(5)
Amortization of intangible assets	(10.0)	(8.2)	(22)
Restructuring and other charges	(6.4)	(4.9)	(31)
Interest expense	(23.7)	(14.7)	(61)
Income taxes	(28.6)	(32.4)	12

Income from continuing operations, net of tax	$84.5	$75.1	13

* Depreciation excludes accelerated depreciation of $1.3 million for the three months ended March 31, 2019. Accelerated depreciation is included in restructuring and other charges.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of March 31, 2019
Short-term debt **			350.0
Long-term debt **			2,169.7
Total debt			2,519.7
Less:
Cash and cash equivalents **			281.2
Net debt (1)			2,238.5
For the twelve months ended March 31, 2019
EBITDA before charges/gains (2) (c)			887.4

Net debt-to-EBITDA before charges/gains ratio (1/2)			2.5

** Amounts are per the unaudited Condensed Consolidated Balance Sheet as of March 31, 2019.

	Nine Months Ended	Three Months	Twelve Months Ended
	December 31,	Ended March 31,	March 31,
	2018	2019	2019

EBITDA BEFORE CHARGES/GAINS (c)	$707.7	$179.7	$887.4

Depreciation***	$(82.0)	$(26.5)	$(108.5)
Amortization of intangible assets	(27.9)	(10.0)	(37.9)
Restructuring and other charges	(49.3)	(6.4)	(55.7)
Interest expense	(59.8)	(23.7)	(83.5)
Asset impairment charges (d)	(62.6)	-	(62.6)
Change in inventory costing method (e)	7.3	-	7.3
Defined benefit plan actuarial losses	(3.9)	-	(3.9)
Income taxes	(114.6)	(28.6)	(143.2)

Income from continuing operations, net of tax	$314.9	$84.5	$399.4

*** Depreciation excludes accelerated depreciation of $6.2 million for the nine months ended December 31, 2018 and $1.3 million for the three months ended March 31, 2019. Accelerated depreciation is included in restructuring and other charges.

(c) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended March 31,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains

		Restructuring		Before
	GAAP	and other	Tax Items (2)	Charges/Gains
	(unaudited)	charges		(Non-GAAP)

2019	FIRST QUARTER

Net Sales	$1,327.9	-	-

Cost of products sold	869.1	(5.0)	-
Selling, general & administrative expenses	312.0	(0.2)	-
Amortization of intangible assets	10.0	-	-
Restructuring charges	1.2	(1.2)	-

Operating Income	135.6	6.4	-	142.0

Interest expense	23.7	-	-
Other income, net	(1.2)	-	-
Income from continuing operations before income taxes	113.1	6.4	-	119.5

Income taxes	28.6	1.5	0.5

Income from continuing operations, net of tax	$84.5	4.9	(0.5)	$88.9

Income from discontinued operations, net of tax	-	-	-

Net Income	84.5	-	-

Less: Noncontrolling interests (1)	(0.2)	0.2	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$84.7	4.7	(0.5)	$88.9

Income from continuing operations, net of tax
less noncontrolling interests	$84.7	4.7	(0.5)	$88.9

Diluted Average Shares Outstanding	141.9			141.9

Diluted EPS - Continuing Operations	0.60			0.63

2018

Net Sales	$1,254.6	-	-

Cost of products sold	815.0	(1.5)	-
Selling, general & administrative expenses	311.2	(2.6)	-
Amortization of intangible assets	8.2	-	-
Restructuring charges	0.8	(0.8)	-

Operating Income	119.4	4.9	-	124.3

Interest expense	14.7	-	-
Other income, net	(2.8)	-	-
Income from continuing operations before income taxes	107.5	4.9	-	112.4

Income taxes	32.4	0.4	(5.4)

Income from continuing operations, net of tax	$75.1	4.5	5.4	$85.0

Loss from discontinued operations, net of tax	(0.2)	-	-

Net Income	74.9	-	-

Less: Noncontrolling interests	(0.1)	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$75.0	4.5	5.4	$84.9

Income from continuing operations, net of tax
less noncontrolling interests	$75.2	4.5	5.4	$85.1

Diluted Average Shares Outstanding	152.1			152.1

Diluted EPS - Continuing Operations	0.49			0.56

(1) Includes noncontrolling interests share of restructuring and other charges in our China plumbing operations.
(2) Tax Items for the three months ended March 31, 2018, represent an update to the estimated impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”). Tax items for the three months ended March 31, 2019 represent foreign exchange movement related to the impact of the Tax Act recorded in prior periods.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018	% Change
Net Sales (GAAP)
Cabinets	$573.0	$557.2	3
Plumbing	458.6	449.7	2
Doors & Security (f)	296.3	247.7	20
Total Net Sales	$1,327.9	$1,254.6	6

Operating Income (loss)
Cabinets	$43.2	$24.1	79
Plumbing	89.2	88.4	1
Doors & Security (f)	22.4	28.2	(21)
Corporate expenses	(19.2)	(21.3)	10

Total Operating Income (GAAP)	$135.6	$119.4	14

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$44.6	$24.2	84
Plumbing	90.5	92.4	(2)
Doors & Security (f)	26.1	29.0	(10)
Corporate expenses	(19.2)	(21.3)	10

Total Operating Income Before Charges/Gains (a)	142.0	124.3	14
Restructuring and other charges (1) (2)	(6.4)	(4.9)	(31)
Total Operating Income (GAAP)	$135.6	$119.4	14

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, impairments related to previously closed facilities and the losses on the sale of closed facilities totaling $3.4 million for the three months ended March 31, 2019 and ($0.1) million for the three months ended March 31, 2018.

In our Doors & Security segment, other charges also includes an acquisition-related inventory step-up expense classified in cost of products sold of $1.8 million for the three months ended March 31, 2019. In our Plumbing segment, other charges also includes an acquisition-related inventory step-up expense classified in cost of products sold of $1.7 million for the three months ended March 31, 2018, compensation expense of $2.5 million related to deferred purchase price consideration payable to certain former Victoria + Albert shareholders contingent on their employment through October 2018 classified in selling, general and administrative expense for the three months ended March 31, 2018.

(a) For definitions of Non-GAAP measures, see Definitions of Terms page
(f) For definitions of GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.

BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended March 31,
	2019	2018	Change

CABINETS
Before Charges/Gains Operating Margin	7.8%	4.3%	350 bps
Restructuring & Other Charges	(0.3%)	-
Operating Margin	7.5%	4.3%	320 bps

PLUMBING
Before Charges/Gains Operating Margin	19.7%	20.5%	(80) bps
Restructuring & Other Charges	(0.2%)	(0.8%)
Operating Margin	19.5%	19.7%	(20) bps

DOORS & SECURITY
Before Charges/Gains Operating Margin	8.8%	11.7%	(290) bps
Restructuring & Other Charges	(1.2%)	(0.3%)
Operating Margin	7.6%	11.4%	(380) bps

Total Company
Before Charges/Gains Operating Margin	10.7%	9.9%	80 bps
Restructuring & Other Charges	(0.5%)	(0.4%)
Operating Margin	10.2%	9.5%	70 bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP Net Sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN DOORS & SECURITY NET SALES EXCLUDING FIBERON NET SALES TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three months ended March 31, 2019
% change
DOORS & SECURITY
Percentage change in Net Sales excluding Fiberon Net Sales	5%
Fiberon Net Sales	15%
Percentage change in Net Sales (GAAP)	20%

Doors & Security net sales excluding Fiberon net sales is Doors & Security net sales derived in accordance with GAAP excluding Fiberon net sales. Management uses this measure to evaluate the overall performance of the Doors & Security segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN PLUMBING NET SALES EXCLUDING FX IMPACT TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three months ended March 31, 2019
% change

PLUMBING
Percentage change in Net Sales excluding FX impact	3.5%
FX impact	(1.5%)
Percentage change in Net Sales (GAAP)	2.0%

Plumbing net sales excluding FX impact is Plumbing net sales derived in accordance with GAAP excluding the impact of FX on net sales. Management uses this measure to evaluate the overall performance of the Plumbing segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2018 DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS FROM CONTINUING OPERATIONS
(unaudited)

For the twelve months ended
December 31, 2018

Diluted EPS Before Charges/Gains - Continuing Operations* (b)	$3.34

Restructuring and other charges	(0.30)
Asset impairment charges (d)	(0.35)
Change in inventory costing method (e)	0.04
Defined benefit plan actuarial losses	(0.02)
Tax items	(0.05)

Diluted EPS - Continuing Operations	$2.66

* For the year ended December 31, 2018, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $54.2 million ($43.4 million after tax or $0.30 per diluted share) of restructuring and other charges, asset impairment charges of $62.6 million ($50.8 million after tax or $0.35 per diluted share), a benefit from an inventory costing change of $7.3 million ($5.5 million after tax or $0.04 per diluted share), a net tax charge principally related to an update to the estimated impact from the Tax Cuts and Jobs Act of 2017 ($7.2 million or $0.05 per diluted share) and the impact from actuarial losses associated with our defined benefit plans of $3.9 million ($2.9 million after tax or $0.02 per diluted share).

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains for the three months ended March 31, 2019 and 2018 is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges and tax items.  In addition, for the twelve months ended December 31, 2018 diluted EPS before charges/gains excludes asset impairment charges, a change in inventory costing method, tax items and gains or losses associated with our defined benefit plans.  Diluted EPS before charges/gains is a measure not derived in accordance with GAAP.  Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period.  This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding restructuring and other charges, depreciation, asset impairments, a benefit from an inventory costing change, gains or losses associated with our defined benefit plans, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the twelve months ended December 31, 2018 represent pre-tax impairment charges of $62.6 million related to two indefinite-lived tradenames within our Cabinets segment.

(e) During the fourth quarter of 2018, we determined that it was preferable to change our accounting policy for product groups in which metals inventory comprise a significant portion of inventories from last-in, first-out ("LIFO") to first-in, first-out ("FIFO"). As a result, we recorded a pre-tax benefit of $7.3 million within cost of products sold during the three months ended December 31, 2018.

Definitions of Terms: GAAP Measures

(f) As previously announced, we combined our Doors and Security segments into a new reportable segment 'Doors & Security'. Reporting for the new Doors & Security segment began in the third quarter of 2018 and historical financial segment information has been restated to conform to the new segment presentation.

CONTACT:
INVESTOR and MEDIA CONTACT:
Kaveh Bakhtiari
847-484-4573
kaveh.bakhtiari@fbhs.com